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                                                                    EXHIBIT 10.4
                       2006 AMENDED AND RESTATED AGREEMENT


                  This 2006 Amended and Restated Agreement (this "Agreement") is effective as of January 5, 2006 (the "Effective Date") and is by and between Anthony A. Nichols, Sr. ("Nichols") and Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), and amends and restates in its entirety the Amended and Restated Agreement dated as of March 25, 2004 (the "Prior Agreement") between Nichols and the Company.

                  WHEREAS, Nichols and the Company entered into an Agreement effective as of December 31, 2001 (the "2001 Agreement");

                  WHEREAS, the 2001 Agreement was amended and restated in its entirety by the Prior Agreement;

                  WHEREAS, Nichols and the Company desire to amend and restate in its entirety the Prior Agreement as of the Effective Date;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Engagement. The Company confirms its engagement of Nichols as an employee pursuant to the Prior Agreement, and Nichols confirms his acceptance of such engagement by the Company, for the period and upon the terms and conditions contained in this Agreement.

                  2. Duties.

                           (a) During the Term (as defined below), Nichols shall
be available to the Company's President and Chief Executive Officer and Board of Trustees (the "Board of Trustees") to provide: (i) assistance in the Company's integration activities with respect to the Prentiss Properties Trust organization, as and to the extent requested by, and subject to the direction of, the President and Chief Executive Officer and Board of Trustees, and (ii) consultation and advice for special research projects, business development initiatives and strategic planning, as and to the extent requested by, and subject to the direction of, the President and Chief Executive Officer and Board of Trustees (the assistance, consultation and advice provided by Nichols pursuant to clauses (i) and (ii) of this sentence are referred to below as the "Advisory Services"). In addition, during the Term, as and to the extent requested by and subject to the direction of, the President and Chief Executive Officer and Board of Trustees, Nichols shall represent the Company in regional business, community and charity functions. In the performance of his responsibilities for the Company and its Subsidiaries (as defined below), Nichols shall not have the authority to bind the Company or its Subsidiaries to agreements or arrangements and shall not execute documents in the name of the Company or its Subsidiaries.

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                           (b) Subject to applicable law, the Company agrees to
use commercially reasonable efforts during the Term to cause Nichols to be nominated for election to the Board of Trustees at each annual meeting of shareholders of the Company during the Term. Upon the request of a majority of the Trustees, Nichols shall serve as a member of the Executive Committee of the Board of Trustees subject, however, to the continuing authority of the Board of Trustees to terminate Nichols' membership on the Executive Committee. In his capacity as a Trustee, Nichols shall carry out his responsibilities in a manner consistent with applicable law.

                           (c) Nichols shall, upon the request and subject to
the direction of the President and Chief Executive Officer, serve as a director or officer of, or perform such other duties and services as may be requested for and with respect to, any of the Company's Subsidiaries. Unless such compensation is also provided to other inside (employee) directors specifically on account of their service as directors, Nichols shall not be entitled to receive additional compensation on account of his services as a director or officer of any Subsidiary of the Company for which he is requested to serve as a director or officer. As used in this Agreement, the terms "Subsidiary" and "Subsidiaries" shall mean, with respect to any entity, any corporation, partnership, limited liability company or other business entity in which the subject entity has the power (whether by contract, through securities ownership, or otherwise and whether directly or indirectly through control of one or more intermediate Subsidiaries) to elect a majority of board of directors or other governing body, including, in the case of a partnership, a majority of the board of directors or other governing body of the general partner.

                           (d) The Company shall provide to Nichols during the
Term an office and secretarial support at the Company's then current headquarters, which office shall be of reasonably comparable size and quality as Nichols' office as of the Effective Date and which secretarial support shall be of reasonably comparable quality and character as Nichols' secretarial support as of the Effective Date.

                  3. Term. The term of Nichols' employment with the Company pursuant to this Agreement shall extend through, but not after, 5:00 p.m. on December 31, 2007 or such earlier date as Nichols' employment shall terminate as provided herein (the "Term"), and upon the expiration or termination of the Term, unless the parties agree otherwise in writing, Nichols shall cease to be employed by the Company and its Subsidiaries in any capacity.

                  4. Payments.

                           (a) Commencing on the Effective Date and continuing
during the Term, if and to the extent that the Company's President and Chief Executive Officer requests Nichols to provide Advisory Services pursuant to
Section 2, then the Company shall compensate Nichols for such services at the rate of $500.00 per hour.

                           (b) From and after the Effective Date and until the
expiration or termination of the Term, Nichols shall be entitled to receive compensation on account of his services on the Board of Trustees, including any committee of the Board of Trustees to which he may be appointed, in the same amount as the Company pays non-employee trustees for service on the Board and on those committees, if any, to which Nichols may be appointed; provided that in the event that the Company adopts a plan that limits eligibility to non-employee Trustees and makes payments into such plan for non-employee Trustees, the Company shall make a payment to Nichols (in lieu of any contribution into such plan on his behalf) in an amount that represents the cash equivalent of the amount that the Company pays into such plan for a non-employee Trustee.

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                  5. Fringe Benefits. During the Term and as long as they are kept in force by the Company, Nichols shall be entitled to participate in and receive the benefits of any retirement plan, health or other employee benefit plan made generally available to officers of the Company. In addition, during the Term, Nichols shall be entitled to receive: (a) up to $15,000 per year for financial planning services and tax advice and (b) in addition to reimbursement for expenses provided for in Section 6, up to $20,000 per year for expenses actually incurred in connection with marketing and community participation services provided by Nichols for the benefit of the Company.

                  6. Expenses. The Company shall reimburse Nichols for any reasonable, ordinary and necessary business expenses incurred by Nichols in the performance of Nichols' duties hereunder upon receipt of vouchers therefor and in accordance with the Company's regular reimbursement procedures and practices in effect from time to time with respect to senior officers of the Company. In addition, the Company shall pay (or reimburse) Nichols' reasonable expenses (including, but not limited to, reasonable attorneys' fees) incurred in connection with negotiation of this Agreement.

                  7. Termination of Responsibility. At the end of the Term, neither the Company nor any of its Subsidiaries shall have any further obligations hereunder to Nichols (or to his estate, heirs, beneficiaries, or legal representatives, as appropriate, or otherwise) to pay or provide any compensation, or fringe benefits; provided, however, that any accrued obligations under employee benefit plans of the Company ("Company Benefit Plans") respecting Nichols shall be payable pursuant to the terms of such Company Benefit Plans; provided, however, that the Company shall, at its own expense, and through December 31, 2010, provide Nichols with health insurance and life insurance benefits substantially similar to those to which Nichols was entitled immediately prior to the end of the Term.

                  8. Miscellaneous.

                           (a) Insurance. Executive will be covered by D&O
insurance as a trustee of the Company in a manner consistent with Company policy, and Executive's insurance coverage in his capacity as an employee of the Company will be on terms no less favorable than the coverage provided senior executives of the Company, in each case including coverage as to events occurring during his period of service as a trustee or employee respectively even if the underlying claim is brought after Executive has ceased performing services for the Company.

                           (b) Controlling Law. This Agreement, and all
questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (c) Notices. All notices, requests, demands and other
communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered in person against receipt, or when sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below:

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                      (i)   If to Nichols:

                            Anthony A. Nichols, Sr.
                            1125 Cymry Drive
                            Newtown Square, PA 19073

                      (ii)  If to the Company:

                            Brandywine Realty Trust
                            401 Plymouth Road
                            Suite 500
                            Plymouth Meeting, PA 19462
                            Attention: General Counsel

                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                           (d) Binding Nature of Agreement. This Agreement shall
be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon Nichols, his heirs and legal representatives.

                           (e) Execution in Counterparts. This Agreement may be
executed in any number of counterparts, each of which shall be deemed to be an original as against any party who executes the same, and all of which shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties reflected hereon as the signatories.

                           (f) Provisions Separable. The provisions of this
Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                           (g) Entire Agreement. This Agreement amends and
restates in its entirety the Prior Agreement and contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                           (h) Section and Paragraph Headings. The section and
paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

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                           (i) Assignability. This Agreement is not assignable
by Nichols. It is assignable by the Company only (i) to any Subsidiary of the Company so long as the Company agrees to guarantee such Subsidiary's obligations hereunder (and in such event the Company's guaranty would continue notwithstanding any subsequent transaction pursuant to which any such Subsidiary ceased to be a Subsidiary of the Company, whether as a result of its sale or otherwise) or (ii) to an entity which is a successor in interest to the Company or which acquires all or substantially all of its assets, whether by merger, consolidation or other form of business combination.

                           (j) Liability of Trustees, etc. No recourse shall be
had for any obligation of the Company hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of the Company, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by each party hereto.



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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered effective for all purposes as of the Effective Date.


                                    BRANDYWINE REALTY TRUST


                                    By:    /s/ Gerard H. Sweeney
                                           -------------------------------------
                                    Title: President and Chief Executive Officer


                                    NICHOLS


                                    /s/ Anthony A. Nichols, Sr.
                                    --------------------------------------------
                                    Anthony A. Nichols, Sr.


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